Exhibit 14(b)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this pre-effective amendment No. 2 to the Registration Statement on Form N-14 of Runway Growth Finance Corp. of our report dated March 20, 2025, relating to the consolidated financial statements, which appears in SWK Holdings Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firms”, in such Registration Statement.

/s/ BPM LLP___________

San Francisco, California

February 27, 2026